UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As part of the organizational changes to the management and reporting structure of Autoliv, Inc. (the “Company”) as described in Item 8.01 of this Form 8-K below, certain members of management, including two of the Company’s named executive officers, have entered into a supplement to their respective employment agreements (each a “Supplement”) to be effective as of September 1, 2014 (the “Effective Date”). The Supplement reflects each executive’s new position, roles and responsibilities as well as any changes to such executive’s compensation arrangement with the Company. Specifically, the Supplement for George Chang, the Company’s current President Autoliv Asia, provides that as of the Effective Date, he will serve as the Company’s President Passive Safety. The Supplement for Steve Fredin, the Company’s current President Autoliv Americas, provides that as of the Effective Date, he will serve as the Company’s Group Vice President Sales & Engineering. The foregoing summary of the Supplement is qualified in its entirety by the provisions of the form of Supplement, which the Company intends to file with its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2014.

Item 8.01	Other Events

On August 13, 2014, the Company issued a press release announcing a new operating structure in order to more effectively manage its business operations.

The new operating structure will be introduced in phases and will, when finalized, create two business segments: Passive Safety and Electronics.

The Passive Safety product organization, effective September 1, will be responsible for all regional operations with respect to all our passive safety products, including airbag and seatbelt products.

The Electronics product organization, effective September 1, will include Autoliv’s active safety products. Beginning January 1, 2015, passive safety electronics will be transitioned from Passive Safety to the new Electronics product organization.

This new operating structure reflects the increased importance of Autoliv’s electronics related business. The heads of Passive Safety and of Electronics will report directly to the CEO.

As a result of the changes to Autoliv’s operating structure, beginning in January 2015, Autoliv will have two operating segments and two reportable segments for financial reporting purposes. Commencing with Autoliv’s quarterly report on Form 10-Q for the period ending March 31, 2015, the Company will report its results under two segments – Passive Safety and Electronics.

Additionally, as of September 1, two new global functional units, Sales & Engineering and Product & Process Development, will be created to further support Autoliv’s operating segments and the execution of its core strategies. The heads of the Sales & Engineering and of Product & Process Development will report directly to the CEO.

The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Statements regarding the transition and reporting of the business segments, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated August 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
Date: August 13, 2014

	By:	/s/ Anthony J. Nellis
	Name:	Anthony J. Nellis
	Title:	Interim Vice President – Legal Affairs General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated August 13, 2014.